EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

American Pacific Corporation

Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-176534, 333-153758, 333-150720, 333-131945, 333-108790, 333-104732 and 333-62566) of American Pacific Corporation of our reports dated December 12, 2013, relating to the consolidated financial statements and the effectiveness of American Pacific Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP Las Vegas, Nevada
December 12, 2013